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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 24, 2005, relating to the financial statements and financial statement schedule of Duquesne Light Holdings, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting for goodwill and other intangible assets), and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Duquesne Light Holdings, Inc. for the year ended December 31, 2004.

/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
August 11, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM